As filed with the Securities and Exchange Commission on July 14, 1997.
                                            Registration No. 333-




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549

                                 __________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933



                                 __________

                                 AKORN, INC.
              (Exact name of registrant as specified in its charter)

         Louisiana                                       72-0717400
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification No.)
                        100 Tri-State International
                                  Suite 100
                      Lincolnshire, Illinois 60069-4404
                      (Address, including zip code, of
                  registrant's principal executive offices)

      Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program
                         (Full title of the plan)

                                 __________
                             Rita J. McConville
                Vice President - Finance and Administration
                         100 Tri-State International
                                  Suite 100
                       Lincolnshire, Illinois 60069-4404
                                (847) 236-3800
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                   Copy to:

                              Margaret F. Murphy
           Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                            201 St. Charles Avenue
                       New Orleans, Louisiana 70170-5100

                        CALCULATION OF REGISTRATION FEE


                        Amount          Proposed maximum   Proposed maximum    Amount of
Title of securities     to be            offering price        aggregate      registration
to be registered       registered(1)       per unit        offering price        fee
-------------------    -------------    ----------------   ----------------   ------------
Common Stock
($.01 par value per    1,000,000 shares   $    2.25(2)       $2,250,000(2)    $  681.82(2)
share)....


(1) A total of 1,000,000 shares were previously registered on each of Form S-8 Registration Statement No. 33-24970 and Form S-8 Registration Statement No. 33-70686 for issuance through the Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program. Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on The Nasdaq Stock Market on July 9, 1997.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents, which have been filed by Akorn, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

     (a) The Company's Report on Form 10-K for the fiscal year ended June 30, 1996 and the transition period from July 1, 1996 to December 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act");

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (c) All other reports filed by the Company with the Commission pursuant to Section 13 of the 1934 Act since December 31, 1996; and

     (d) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 10 effective August 15, 1986 (No. 0-13976, as amended by the Company's amendment on Form 8 to its Form 10), as modified by the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1986.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses (including attorney's fees and amounts paid in settlement which in the judgment of the board of directors do not exceed the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action and no indemnification shall be available if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court shall determine otherwise. Any such indemnification (unless ordered by the court) shall be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met. To the extent that a director, officer or employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or of any claim therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     The Board of Directors of a corporation may authorize the payment of expenses of defending a suit, action or proceeding in advance of the final disposition thereof, upon receipt of an undertaking that the amounts advanced will be repaid if it is ultimately determined that the person to whom or on whose behalf the advances were made was not, in fact, entitled to indemnification by the corporation.

     The indemnification provisions of the Louisiana Business Corporation Law are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

     Article V, Section 1 of the By-laws of the Company provides in part that the Company will indemnify any director or former director of the Company, any officer or former officer of the Company, or any person serving at the request of the Company as an officer, director or in any similar capacity with respect to another entity ("Indemnified Party") against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, including any action by or in the right of the Company (the "Claim"), involving an Indemnified Party, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the case of actions by or in the right of the Company, the indemnity shall be limited to expenses (including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty unless and only to the extent that a court shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     The expenses incurred in defending a claim shall be paid by the Company in advance of the final disposition thereof to an Indemnified Party upon the receipt of an undertaking by or on behalf of the Indemnified Party to repay the amount of such advanced expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Company under the circumstances. The board of directors may determine, by special resolution, not to have the Company pay such expenses in advance.

     The By-laws also contain provisions permitting the purchase of insurance to protect officers and directors whether or not the Company would have the right to indemnify such person for such liability under Louisiana law.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     5    Opinion  of Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
          L.L.P.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 23, 1997.

                                          AKORN, INC.


                                          /s/ John N. Kapoor
                                          -----------------------------
                                                 John N. Kapoor, Ph.D.
                                                Chief Executive Officer

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints John N. Kapoor, Ph.D. and Rita J. McConville, and each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                       Title                     Date
       ---------                       -----                     ----

 /s/ John N. Kapoor               Chief Executive             May 23, 1997
-----------------------         Officer and Director
 John N. Kapoor, Ph.D.     (Principal Executive Officer)



/s/ Rita J. McConville       Vice President - Finance         May 23, 1997
-----------------------         and Administration
  Rita J. McConville      (Principal Financial Officer
                         and Principal Accounting Officer)


/s/ Floyd Benjamin                    Director                May 23, 1997
-----------------------
     Floyd Benjamin


/s/ Daniel E. Bruhl                   Director                May 23, 1997
-----------------------
 Daniel E. Bruhl, M.D.


/s/ Doyle S. Gaw                      Director                May 23, 1997
-----------------------
      Doyle S. Gaw


                                EXHIBIT INDEX

                                                              Sequentially
Exhibit                                                         Numbered
Number                     Description of Exhibits                Page
-------                    -----------------------                ----

5                    Opinion of Jones, Walker, Waechter,
                     Poitevent, Carrere & Denegre, L.L.P.

23.1                 Consent of Deloitte & Touche LLP.

23.2                 Consent of Jones, Walker, Waechter,
                     Poitevent, Carrere & Denegre, L.L.P.
                     (included in Exhibit 5).